Exhibit 99.1

Emerge Energy Services Announces Fourth Quarter and Full Year 2017 Results

Fort Worth, Texas — February 26, 2018 — Emerge Energy Services LP (“Emerge Energy”) today announced fourth quarter and full year 2017 financial and operating results.

Highlights

•	Fourth quarter net income of $5.6 million and diluted earnings per unit of $0.18.

•	Full year net loss improved $65.9 million and Adjusted EBITDA for continuing operations improved $95 million in 2017.

•	Exceeded full year 2017 Adjusted EBITDA guidance of $40 million by $5 million.

•	Adjusted EBITDA and volumes remained relatively flat sequentially for the fourth quarter of 2017.
Overview
Emerge Energy reported net income of $5.6 million, or $0.18 per diluted unit, for the three months ended December 31, 2017, compared to a net loss of $(20.8) million, or $(0.80) per diluted unit for the three months ended December 31, 2016. For the three months ended September 30, 2017, net income was $5.0 million, or $0.16 per diluted unit. Adjusted EBITDA for continuing operations was $18.6 million for the three months ended December 31, 2017, compared to $(10.5) million for the three months ended December 31, 2016, and $18.7 million for the three months ended September 30, 2017.

Net loss for the full year 2017 was $(6.8) million or $(0.23) per diluted unit, compared to a net loss of $(72.8) million, or $(2.92) per diluted unit for 2016. Adjusted EBITDA for continuing operations was $45.0 million for the full year 2017, compared to $(50.4) million for 2016.

Emerge Energy generated Distributable Cash Flow of $13.4 million for the three months ended December 31, 2017.  Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures that Emerge Energy uses to assess its performance on an ongoing basis. Emerge Energy will not make a cash distribution on its common units for the three months ended December 31, 2017 as the board of directors of its general partner did not approve a cash distribution.

The results of operations of the Fuel business have been classified as discontinued operations for all periods presented and we now operate our continuing business in a single sand segment.

“While we experienced a minor slowdown to finish the year due to widely-documented rail service issues, we are pleased with our overall performance during 2017 as we exceeded our Adjusted EBITDA guidance of $40 million by $5 million,” noted Ted W. Beneski, Chairman of the board of directors of the general partner of Emerge Energy.  “For continuing operations, we saw a 157% increase in full year volumes sold for 2017 compared to 2016, and we accomplished a $95 million improvement in Adjusted EBITDA for continuing operations for the full year. Additionally, we strengthened our business model with a transformative in-basin acquisition through our new San Antonio operation, and last month, we closed on our refinancing that provides us the capital to expand San Antonio into a leading in-basin frac sand provider for the Eagle Ford basin, which is the second most active shale play in the country. The construction for our San Antonio wet and dry plant remains on track with the targeted start-up in May.”

“The frac sand market remains strong as we begin 2018, and we expect another year of substantial improvement in profitability during 2018 for our business. Demand continues to increase, customer sentiment is very positive, and sand prices are moving higher despite the headline noise around in-basin sand supply. We are updating our 2018 guidance to $120 million in Adjusted EBITDA and $60 million in net income. We believe that we can outperform this number if the previously noted railroad service improves quickly. We also believe there is upside to our guidance if we receive our larger air permit for the new San Antonio plant in an expedited manner. ”

Conference Call
 Emerge Energy will host its 2017 fourth quarter results conference call on Monday, February 26, 2018. A conference call to discuss the fourth quarter 2017 financial and operating results will be held on Monday, February 26, 2018 at 3:00 p.m. CT. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing (855) 850-4275 or (720) 634-2898 and entering pass code 5467218. An audio webcast of the call will be available at www.emergelp.com within the Investor Relations portion of the website under the Webcasts & Presentations section. A replay will be available by audio webcast and teleconference for seven days following the conclusion of the call. The replay teleconference will be available by dialing (855) 859-2056 or (404) 537-3406 and the reservation number 5467218.

Operating Results

The following table summarizes Emerge Energy’s consolidated operating results for the three and twelve months ended December 31, 2017 and 2016 and three months ended September 30, 2017:

	Three Months Ended			Twelve Months ended December 31,
	December 31, 2017	September 30, 2017	December 31, 2016	2017	2016

	($ in thousands)
Revenues:
Frac sand revenues	$102,194	$101,656	$42,489	$359,941	$127,873
Non-frac sand revenues	947	1,559	130	4,361	526
Total revenues	103,141	103,215	42,619	364,302	128,399
Operating expenses:
Cost of goods sold (excluding depreciation, depletion and amortization)	80,301	80,239	51,263	304,279	173,907
Depreciation, depletion and amortization	5,490	6,078	4,662	21,899	19,126
Selling, general and administrative expenses	6,766	7,302	5,020	26,796	20,951
Contract and project terminations	—	—	—	—	4,011
Total operating expenses	92,557	93,619	60,945	352,974	217,995
Income (loss) from operations	10,584	9,596	(18,326)	11,328	(89,596)
Other expense (income):
Interest expense, net	5,818	5,073	3,448	19,171	21,339
Other expense (income)	(989)	(901)	(885)	(4,207)	2,471
Total other expense	4,829	4,172	2,563	14,964	23,810
Income (loss) from continuing operations before provision for income taxes	5,755	5,424	(20,889)	(3,636)	(113,406)
Provision (benefit) for income taxes	129	(58)	(220)	71	(191)
Net income (loss) from continuing operations	5,626	5,482	(20,669)	(3,707)	(113,215)
Discontinued Operations
Income (loss) from discontinued operations, net of taxes	—	(468)	(106)	(3,125)	8,746
Gain on sale of discontinued operations	—	—	—	—	31,699
Total income (loss) from discontinued operations, net of tax	—	(468)	(106)	(3,125)	40,445
Net income (loss)	$5,626	$5,014	$(20,775)	$(6,832)	$(72,770)
Adjusted EBITDA (a)	$18,638	$18,743	$(10,648)	$44,983	$(37,354)
Adjusted EBITDA from continuing operations (a)	$18,638	$18,743	$(10,543)	$44,983	$(50,425)

Volume of frac sand sold (tons in thousands)	1,331	1,361	821	5,221	2,134
Volume of non-frac sand sold (tons in thousands)	79	119	5	312	23
Total volume of sand sold (tons in thousands)	1,410	1,480	826	5,533	2,157
Terminal sand sales (tons in thousands)	645	671	412	2,448	1,240

Volume of frac sand produced (tons in thousands):
Arland, Wisconsin facility	461	463	165	1,800	186
Barron, Wisconsin facility	534	497	494	2,081	1,588
New Auburn, Wisconsin facility	307	346	162	1,272	352
Kosse, Texas facility	66	53	53	231	140
San Antonio, Texas facility (b)	34	16	—	50	—
Total volume of frac sand produced	1,402	1,375	874	5,434	2,266

(a) See section entitled “Adjusted EBITDA and Distributable Cash Flow” that includes a definition of Adjusted EBITDA and provides reconciliation to GAAP net income and cash flows.
(b) Emerge Energy commenced frac sand production at the San Antonio facility in July 2017.
Continuing Operations

Net income improved $0.1 million and Adjusted EBITDA declined $0.1 million in the fourth quarter of 2017, compared to the third quarter of 2017. This change in net income and Adjusted EBITDA was due to a slight decrease in total volumes sold and higher production costs on a per-ton basis due to seasonal shut down costs for the northern mines, offset by higher sales prices. Volumes sold through our terminals totaled 46% of volume in the fourth quarter of 2017 compared to 45% in the third quarter of 2017.
Net income (loss) improved $26.3 million and Adjusted EBITDA improved $29.2 million for the fourth quarter of 2017, compared to same quarter in 2016, mainly due to an increase in total volumes sold, higher prices, and lower production costs on a per-ton basis. This was offset by higher selling, general and administrative expenses in 2017 due to higher employee-related expenses for increased staffing levels and bonus accruals.
Discontinued Operations
Emerge Energy completed the sale of its Fuel business on August 31, 2016 and thus did not have any operations for the Fuel business in 2017.
Capital Expenditures

For the three months ended December 31, 2017, Emerge Energy’s capital expenditures totaled $2.0 million.

About Emerge Energy Services LP

Emerge Energy Services LP (NYSE: EMES) is a growth-oriented limited partnership engaged in the businesses of mining, producing, and distributing silica sand, a key input for the hydraulic fracturing of oil and natural gas wells.  Emerge Energy operates its Sand business through its subsidiary Superior Silica Sands LLC. Emerge Energy also processed transmix, distributed refined motor fuels, operated bulk motor fuel storage terminals, and provided complementary fuel services through its fuel division which was sold on August 31, 2016.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements.” These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” or “estimate.” These forward-looking statements involve risks and uncertainties, and there can be no assurance that actual results will not differ materially from those expected by management of Emerge Energy Services LP.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Emerge Energy’s Annual Report on Form 10-K filed with the SEC. The risk factors and other factors noted in the Annual Report could cause actual results to differ materially from those contained in any forward-looking statement.  Except as required by law, Emerge Energy Services LP does not undertake any obligation to update or revise such forward-looking statements to reflect events or circumstances that occur after the date hereof.

PRESS CONTACT

Investor Relations
(817) 618-4020

EMERGE ENERGY SERVICES LP
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per unit data)

	Three Months Ended December 31,		Twelve Months ended December 31,
	2017	2016	2017	2016
Revenues	$103,141	$42,619	$364,302	$128,399
Operating expenses:
Cost of goods sold (excluding depreciation, depletion and amortization)	80,301	51,263	304,279	173,907
Depreciation, depletion and amortization	5,490	4,662	21,899	19,126
Selling, general and administrative expenses	6,766	5,020	26,796	20,951
Contract and project terminations	—	—	—	4,011
Total operating expenses	92,557	60,945	352,974	217,995
Operating income (loss)	10,584	(18,326)	11,328	(89,596)
Other expense (income):
Interest expense, net	5,818	3,448	19,171	21,339
Other	(989)	(885)	(4,207)	2,471
Total other expense	4,829	2,563	14,964	23,810
Income (loss) from continuing operations before provision for income taxes	5,755	(20,889)	(3,636)	(113,406)
Provision (benefit) for income taxes	129	(220)	71	(191)
Net income (loss) from continuing operations	5,626	(20,669)	(3,707)	(113,215)
Discontinued Operations
Income (loss) from discontinued operations, net of taxes	—	(106)	(3,125)	8,746
Gain on sale of discontinued operations	—	—	—	31,699
Total income (loss) from discontinued operations, net of taxes	—	(106)	(3,125)	40,445
Net income (loss)	$5,626	$(20,775)	$(6,832)	$(72,770)

Basic earnings (loss) per unit:
Earnings (loss) per common unit from continuing operations	$0.19	$(0.77)	$(0.12)	$(4.55)
Earnings (loss) per common unit from discontinued operations	—	—	(0.11)	1.63
Basic earnings (loss) per common unit	$0.19	$(0.77)	$(0.23)	$(2.92)

Diluted earnings (loss) per unit:
Earnings (loss) per common unit from continuing operations	$0.18	$(0.80)	$(0.12)	$(4.55)
Earnings (loss) per common unit from discontinued operations	—	—	(0.11)	1.63
Diluted earnings (loss) per common unit	$0.18	$(0.80)	$(0.23)	$(2.92)

Weighted average number of common units outstanding - basic	30,373,306	27,055,160	30,132,480	24,870,258
Weighted average number of common units outstanding - diluted	30,523,149	27,159,837	30,132,480	24,870,258

Adjusted EBITDA and Distributable Cash Flow

We calculate Adjusted EBITDA, a non-GAAP measure, in accordance with our Credit Agreement in effect as of December 31, 2017 as net income (loss) plus consolidated interest expense (net of interest income), income tax expense, depreciation, depletion and amortization expense, non-cash charges and losses that are unusual or non-recurring less income tax benefits and gains that are unusual or non-recurring and other adjustments allowable under our existing credit agreement. We report Adjusted EBITDA to our lenders under our revolving credit facility in determining our compliance with certain financial covenants. Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Moreover, our Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies. The following tables reconciles net income (loss) to Adjusted EBITDA for the three months ended December 31, 2017, September 30, 2017 and December 31, 2016:

	Continuing		Discontinued		Consolidated		Continuing	Discontinued	Consolidated (a)

	Three Months Ended December 31,						Three Months Ended September 30,

	2017	2016	2017	2016	2017	2016	2017	2017	2017

	($ in thousands)
Net income (loss)	$5,626	$(20,669)	$—	$(106)	$5,626	$(20,775)	$5,482	$(468)	$5,014
Interest expense, net	5,818	3,448	—	—	5,818	3,448	5,073	—	5,073
Depreciation, depletion and amortization	5,490	4,662	—	—	5,490	4,662	6,078	—	6,078
Provision (benefit) for income taxes	129	(220)	—	—	129	(220)	(58)	—	(58)
EBITDA	17,063	(12,779)	—	(106)	17,063	(12,885)	16,575	(468)	16,107
Equity-based compensation expense	403	251	—	—	403	251	343	—	343
Reduction in escrow receivable	—	—	—	—	—	—	—	468	468
Provision for doubtful accounts	17	4	—	—	17	4	—	—	—
Accretion expense	30	30	—	—	30	30	25	—	25
Retirement of assets	—	350	—	—	—	350	—	—	—
Other state and local taxes	539	389	—	1	539	390	477	—	477
Non-cash deferred lease expense	1,582	2,079	—	—	1,582	2,079	2,223	—	2,223
Unrealized loss (gain) on fair value of warrants	(996)	(885)	—	—	(996)	(885)	(900)	—	(900)
Non-capitalized cost of private placement	—	17	—	—	—	17	—	—	—
Other adjustments allowable under our existing credit agreement	—	1	—	—	—	1	—	—	—
Adjusted EBITDA	$18,638	$(10,543)	$—	$(105)	$18,638	$(10,648)	$18,743	$—	$18,743

The following tables reconciles net income (loss) to Adjusted EBITDA for the twelve months ended December 31, 2017 and 2016:

	Continuing		Discontinued		Consolidated (a)
	Year Ended December 31,

	2017	2016	2017	2016	2017	2016
	($ in thousands)
Net income (loss)	$(3,707)	$(113,215)	$(3,125)	$40,445	$(6,832)	$(72,770)
Interest expense, net	19,171	21,339	—	1,727	19,171	23,066
Depreciation, depletion and amortization	21,899	19,126	—	2,354	21,899	21,480
Provision (benefit) for income taxes	71	(191)	—	19	71	(172)
EBITDA	37,434	(72,941)	(3,125)	44,545	34,309	(28,396)
Equity-based compensation expense	1,423	388	—	331	1,423	719
Write-down of sand inventory	—	5,394	—	—	—	5,394
Reduction in escrow receivable	—	—	3,125	—	3,125	—
Contract and project terminations	—	4,011	—	—	—	4,011
Provision for doubtful accounts	17	1,684	—	(469)	17	1,215
Accretion expense	113	119	—	—	113	119
Retirement of assets	60	559	—	67	60	626
Reduction in force	—	76	—	—	—	76
Other state and local taxes	1,896	1,824	—	296	1,896	2,120
Non-cash deferred lease expense	8,035	5,758	—	—	8,035	5,758
Unrealized (gain) loss on fair value of warrants	(4,208)	2,090	—	—	(4,208)	2,090
Non-capitalized cost of private placement	—	404	—	—	—	404
Gain on sale of discontinued operations, net of tax	—	—	—	(31,699)	—	(31,699)
Other adjustments allowable under our existing credit agreement	213	209	—	—	213	209
Adjusted EBITDA	$44,983	$(50,425)	$—	$13,071	$44,983	$(37,354)

(a) Consolidated numbers for Interest expense, net, Provision for income taxes, Depreciation, depletion and amortization, Equity-based compensation expense, Provision for doubtful accounts and Loss (gain) on disposal of assets include discontinued operations.

The following table reconciles Consolidated Adjusted EBITDA to our operating cash flows for the three and twelve months ended December 31, 2017 and 2016, and September 30, 2017:

	Three Months Ended,			Year Ended December 31,
	December 31, 2017	September 30, 2017	December 31, 2016	2017	2016

	($ in thousands)
Adjusted EBITDA	$18,638	$18,743	$(10,648)	$44,983	$(37,354)
Interest expense, net	(4,669)	(4,169)	(3,001)	(15,497)	(16,672)
Income tax expense	(668)	(419)	(170)	(1,967)	(1,948)
Contract and project terminations - non-cash	—	—	(3)	—	(3)
Reduction in force	—	—	—	—	(76)
Write-down of sand inventory	—	—	—	—	(5,394)
Other adjustments allowable under our existing credit agreement	—	—	(1)	(213)	(209)
Cost to retire assets	—	—	—	19	9
Non-cash deferred lease expense	(1,582)	(2,223)	(2,079)	(8,035)	(5,758)
Change in other operating assets and liabilities	65	(18,646)	(3,589)	(21,393)	20,079
Cash flows from operating activities:	$11,784	$(6,714)	$(19,491)	$(2,103)	$(47,326)

Cash flows from investing activities:	$(2,009)	$(2,036)	$(1,263)	$(27,667)	$140,541

Cash flows from financing activities:	$(4,594)	$9,110	$20,753	$35,495	$(114,081)

We define Distributable Cash Flow generally as net income plus (i) non-cash net interest expense, (ii) depreciation, depletion and amortization expense, (iii) non-cash charges, and (iv) selected losses that are unusual or non-recurring; less (v) selected principal repayments, (vi) selected gains that are unusual or non-recurring, and (vii) maintenance capital expenditures. We believe that the presentation of Distributable Cash Flow in this report provides information useful to investors in assessing our financial condition and results of operations. In addition, our Board of Directors utilizes reserves for future capital expenditures, compliance with law or debt agreements, and to provide funds for distributions to unitholders in respect to any one or more of the next four quarters. However, our Distributable Cash Flow may not be comparable to similarly-titled measures that other companies use. Distributable Cash Flow does not reflect changes in working capital balances. The following table (in thousands) reconciles net income to Distributable Cash Flows:

Three Months Ended December 31, 2017

Net income (loss)	$5,626

Add (less) reconciling items:
Add depreciation, depletion and amortization expense	5,490
Add non-cash deferred lease expense	1,582
Add amortization of deferred financing costs	1,151
Add equity-based compensation expense	403
Add income taxes accrued, net of payments	124
Add accretion	30
Add provision for doubtful accounts	17
Less unrealized gain on fair value of interest rate swaps	(1)
Less unrealized gain on fair value of warrants	(996)
Distributable cash flow	$13,426